Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

FOR IMMEDIATE RELEASE

Authentidate Buys Back Shares of its Common Stock

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Company acquires 547,000 shares of its common stock in buyback

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Certain Authentidate board members and management team members purchase approximately one million shares of company’s common stock

Berkeley Heights, NJ, April 6, 2009 — Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure Health Information Exchange and workflow management services, today announced that the company acquired 547,000 shares of its common stock from a large shareholder at a purchase price of $0.27 per share, representing a moderate discount to the 30-day trailing average closing price on the day, in a private transaction on March 31, 2009.

In addition, Ben Benjamin, President of Authentidate, Bill Marshall, CFO of Authentidate, and certain members of the company’s board of directors, purchased an additional 990,000 shares from the same large investor, at a purchase price of $0.275 per share.

In total, the purchases represent approximately 4% of the company’s common stock outstanding as of the filing of its most recent 10-Q with the SEC on February 10, 2009.

“The share purchases that were completed last week by the company and certain members of the board of directors and members of the management team underscores our confidence in the company’s business model,” said Mr. Benjamin. “We have made significant progress in identifying and addressing the needs of several large markets within the healthcare industry since I took over the role of president at Authentidate a little more than a year ago. Looking toward the year ahead, we are excited about the company’s prospects as we move forward with these programs.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure Health Information Exchange and workflow management services. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. The web-based services are delivered as Software as a Service (SaaS) to customers. These solutions incorporate rules-based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication and automated audit trails. Both web and fax based communications are integrated into automated and trusted workflow solutions. The company has offices in the United States and Germany. In the United States, Authentidate offers its patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM). For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. Inscrybe is a trademark of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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